Exhibit 99.1

Thryv Grows SaaS Revenue 41% Year-Over-Year for Third Quarter 2021

Raises Revenue Guidance for Full Year 2021

DALLAS, November 11, 2021 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv® software, the end-to-end client experience platform for growing small businesses, announced financial results for the third quarter 2021. The Company has also raised its 2021 outlook for its SaaS segment.
“We are experiencing the modernization of the local economy with SMB's beginning to embrace cloud technologies and we see Thryv as leading the charge. This wave of adoption has propelled Thryv software to faster and faster growth," said Joe Walsh, CEO and president of Thryv. “We are seeing improvements in customer engagement, average spend and retention. These trends are delivering durable SaaS growth for Thryv. We are pleased to, once again, raise SaaS revenue guidance for 2021."
Third Quarter 2021 Financial Highlights:
•US SaaS revenue was $45 million, a 41% increase year-over-year
•US Marketing Services revenue was $213 million
•Thryv International revenue was $39 million
•Consolidated total revenue was $297 million, an increase of 24% year-over-year
•Consolidated net income was $36 million
•Consolidated adjusted EBITDA was $102 million, representing an adjusted EBITDA margin of 34%
•Consolidated gross profit was $193 million, an increase of 43% year-over-year
•Consolidated adjusted gross profit was $208 million
Additional US Business Highlights
•SaaS Average Revenue per Unit ("ARPU")1 increased to $340 for the third quarter of 2021, compared to $260 in the third quarter of 2020
•Total SaaS clients increased by 2% year-over-year to 45,000 for the third quarter of 2021
•SaaS Monthly Churn2 was 2.1% for the third quarter of 2021, compared to 2.7% for the third quarter of 2020
•SaaS Monthly Seasoned Churn3 was 1.7% for the third quarter of 2021
•Net Dollar Retention4 improved 11 percentage points to 90% at end of the third quarter of 2021, when compared to the third quarter of 2020
•Seasoned Net Dollar Retention5 improved 9 percentage points to 95% at end of the third quarter of 2021, when compared to the third quarter of 2020
•SaaS active users and usage frequency reached a new all-time high as monthly active users6 increased 15% year-over-year
1 Defined as total client billings by month divided by the number of revenue-generating units during the month.
2 Calculated as the percentage decrease in billable clients in the current month compared to the prior month.
3 SaaS Monthly Seasoned Churn is defined as monthly churn excluding clients acquired over the previous 12 months.
4 Defined as the percentage of revenue from clients with monthly billed revenue in the current month compared to the same month in prior year.
5 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
6 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook:
The Company is updating guidance7 for fiscal year 2021 as indicated below.
•US SaaS year-over-year revenue guidance was raised to $169 – $171 million, up from the previously-announced $157 - $160 million
•US Marketing Services revenue range raised to $785 - $790 million, up from the previously-announced $750 - $770 million
•Thryv International fourth quarter revenue guidance range updated to A$53 million to A$57 million8

Earnings Conference Call Information
Thryv will host a conference call on Thursday, November 11, 2021 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2021 results. The conference call will be available via the Internet at investor.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”
7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.
8 Thryv International includes Sensis Pty Ltd (“Sensis” or "Thryv Australia") results subsequent to the March 1, 2021 acquisition date.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenue	$297,290	$240,325	$868,943	$862,507
Cost of services	104,167	105,444	314,934	334,025
Gross profit	193,123	134,881	554,009	528,482

Operating expenses:
Sales and marketing	94,343	73,306	258,277	241,703
General and administrative	32,983	39,002	107,362	132,758
Impairment charges	—	1,184	3,611	19,414
Total operating expenses	127,326	113,492	369,250	393,875

Operating income	65,797	21,389	184,759	134,607
Other income (expense):
Interest expense	(12,050)	(11,442)	(38,159)	(39,648)
Interest expense, related party	(4,496)	(4,167)	(13,229)	(13,903)
Other components of net periodic pension benefit (cost)	273	(30,175)	998	(31,312)
Other expense	(98)	—	(4,157)	—
Income (loss) before income tax (expense) benefit	49,426	(24,395)	130,212	49,744
Income tax (expense) benefit	(13,802)	24,250	(33,723)	(10,323)
Net income (loss)	$35,624	$(145)	$96,489	$39,421
Other comprehensive income (loss):
Foreign currency translation adjustment	(4,100)	—	(8,545)	—
Comprehensive income (loss)	$31,524	$(145)	$87,944	$39,421

Net income (loss) per common share:
Basic	$1.05	$—	$2.87	$1.25
Diluted	$0.95	$—	$2.67	$1.16

Weighted-average shares used in computing basic and diluted net income (loss) per common share:
Basic	34,013,897	30,857,617	33,585,488	31,621,039
Diluted	37,620,116	30,857,617	36,110,702	33,990,771

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2021	December 31, 2020
Assets	(unaudited)
Current assets
Cash and cash equivalents	$10,374	$2,406
Accounts receivable, net of allowance of $19,365 in 2021 and $33,030 in 2020	313,285	296,570
Contract assets, net of allowance of $114 in 2021 and $338 in 2020	7,024	10,975
Taxes receivable	1,890	9,229
Prepaid expenses and other current assets	33,084	26,172
Indemnification asset	25,594	24,346
Total current assets	391,251	369,698
Fixed assets and capitalized software, net	70,269	89,044
Goodwill	676,440	609,457
Intangible assets, net	101,189	31,777
Deferred tax assets	114,062	93,099
Other assets	24,278	21,902
Total assets	$1,377,489	$1,214,977
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,929	$8,927
Accrued liabilities	153,234	139,613
Current portion of unrecognized tax benefits	35,109	18,942
Contract liabilities	14,238	9,896
New Term Loan, current	70,000	—
Other current liabilities	31,018	30,022
Total current liabilities	320,528	207,400
New Term Loan, net	333,938	—
New Term Loan, related party	152,286	—
Senior Term Loan, net	—	335,683
Senior Term Loan, related party	—	113,482
ABL Facility	56,181	79,238
Leaseback obligations	—	54,798
Pension obligations, net	168,793	190,827
Deferred tax liabilities	—	508
Other liabilities	41,318	36,266
Total long-term liabilities	752,516	810,802
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 60,643,781, shares issued and 33,965,371 shares outstanding at September 30, 2021; and 59,590,422 shares issued and 32,912,012 shares outstanding at December 31, 2020	606	596
Additional paid-in capital	1,079,340	1,059,624
Treasury stock - 26,678,410 shares at September 30, 2021 and December 31, 2020	(468,613)	(468,613)
Accumulated other comprehensive income (loss)	(8,545)	—
Accumulated deficit	(298,343)	(394,832)
Total stockholders' equity	304,445	196,775
Total liabilities and stockholders' equity	$1,377,489	$1,214,977

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash Flows from Operating Activities	(unaudited)	(unaudited)
Net income	$96,489	$39,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,675	110,883
Amortization of debt issuance costs	3,431	801
Deferred income taxes	(57,823)	(42,346)
Provision for credit losses	3,211	27,709
Provision for service credits	10,595	28,268
Stock-based compensation expense (benefit)	6,232	(4,195)
Other components of net periodic pension (benefit) cost	(998)	31,312
Loss on termination of leaseback obligations	3,409	—
(Gain) loss on disposal/write-off of fixed assets and capitalized software	(44)	3,476
Impairment charges	3,611	19,414
Non-cash (gain) loss from remeasurement of indemnification asset	(1,248)	3,878
Other, net	592	—
Changes in working capital items, excluding acquisitions:
Accounts receivable	48,791	15,742
Contract assets	3,837	(803)
Prepaid expenses and other assets	(3,184)	(3,785)
Accounts payable and accrued liabilities	(64,377)	(44,380)
Operating lease liability	(2,366)	(3,998)
Contract liabilities	(9,294)	(5,911)
Settlement of stock option liability	—	(896)
Net cash provided by operating activities	121,539	174,590

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(20,053)	(17,030)
Proceeds from the sale of building and fixed assets	63	1,546
Acquisition of a business, net of cash acquired	(175,370)	—
Net cash (used in) investing activities	(195,360)	(15,484)

Cash Flows from Financing Activities
Proceeds from New Term Loan	418,070	—
Proceeds from New Term Loan, related party	260,930	—
Payments of New Tern Loan	(86,199)	—
Payments of New Term Loan, related party	(36,801)	—
Payments of Senior Term Loan	(335,821)	(72,629)
Payments of Senior Term Loan, related party	(113,789)	(32,761)
Proceeds from ABL Facility	793,604	868,811
Payments of ABL Facility	(816,661)	(892,155)
Purchase of treasury stock	—	(30,626)
Other	4,184	113
Net cash provided by (used in) financing activities	87,517	(159,247)

Effect of exchange rate changes on cash and cash equivalents	(3,446)	—
Increase (decrease) in cash and cash equivalents and restricted cash	10,250	(141)
Cash and cash equivalents and restricted cash, beginning of period	2,406	1,912
Cash and cash equivalents and restricted cash, end of period	$12,656	$1,771

Supplemental Information
Cash paid for interest	$52,491	$56,845
Cash paid for income taxes, net	$58,491	$15,757

	Three Months Ended September 30,		Change
	2021	2020	Amount	%
(in thousands of $)	(unaudited)
Revenue
Marketing Services	$213,210	$208,504	$4,706	2.3%
SaaS	44,800	31,821	12,979	40.8%
Thryv International (1)	39,280	—	39,280	NM
Consolidated Revenue	$297,290	$240,325	$56,965	23.7%

Segment EBITDA
Marketing Services	$96,231	$66,733	$29,498	44.2%
SaaS	(5,508)	2,561	(8,069)	NM
Thryv International (1)	11,636	—	11,636	NM
Consolidated Adjusted EBITDA	$102,359	$69,294	$33,065	47.7%

	Nine Months Ended September 30,		Change
	2021	2020	Amount	%
(in thousands of $)	(unaudited)
Revenue
Marketing Services	$643,938	$767,553	$(123,615)	(16.1)%
SaaS	123,437	94,954	28,483	30.0%
Thryv International(1)	101,568	—	101,568	NM
Consolidated Revenue	$868,943	$862,507	$6,436	0.7%

Segment EBITDA
Marketing Services	$277,546	$289,423	$(11,877)	(4.1)%
SaaS	(7,311)	10,785	(18,096)	NM
Thryv International (1)	33,810	—	33,810	NM
Consolidated Adjusted EBITDA	$304,045	$300,208	$3,837	1.3%
(1)    Thryv International includes Thryv Australia revenue subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income (loss), and Adjusted Gross Profit to gross profit. Both Net income (loss) and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA
Net income (loss)	$35,624	$(145)	$96,489	$39,421
Interest expense	16,546	15,609	51,388	53,551
Income tax expense (benefit)	13,802	(24,250)	33,723	10,323
Depreciation and amortization expense	31,049	35,454	80,675	110,883
Loss on termination of leaseback obligations	—	—	3,409	—
Restructuring and integration expenses (1)	2,312	6,710	15,036	23,902
Transaction costs (2)	3,987	4,913	19,973	14,679
Stock-based compensation expense (benefit) (3)	2,340	1,289	6,232	(4,195)
Other components of net periodic pension (benefit) cost (4)	(273)	30,175	(998)	31,312
Non-cash (gain) loss from remeasurement of indemnification asset (5)	(404)	(540)	(1,248)	3,878
Impairment charges	—	1,184	3,611	19,414
Other (6)	(2,624)	(1,105)	(4,245)	(2,960)
Adjusted EBITDA	$102,359	$69,294	$304,045	$300,208
(1)For the three and nine months ended September 30, 2021 and 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)Expenses related to the Company's direct listing, Sensis acquisition and other transaction costs.
(3)Company records stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end, prior to October 1, 2020.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement.
(5)In connection with the YP Acquisition, the seller provided the Company indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the Acquisition Date.
(6)Other primarily includes expenses related to potential non income-based tax liabilities. Additionally, during the three and nine months ended September 30, 2021, other includes foreign exchange related expense.

The following is a reconciliation of Adjusted Gross Profit, to its most directly comparable GAAP measure, Gross profit:

	Three Months Ended September 30,
(in thousands)	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$193,123	$134,881
Plus:
Depreciation and amortization expense	14,930	18,097
Stock-based compensation expense	156	70
Adjusted Gross Profit	$208,209	$153,048
Gross Margin	65.0%	56.1%
Adjusted Gross Margin	70.0%	63.7%

	Nine Months Ended September 30,
(in thousands)	2021	2020
Reconciliation of Adjusted Gross Profit
Gross profit	$554,009	$528,482
Plus:
Depreciation and amortization expense	42,991	55,084
Stock-based compensation expense (benefit)	320	(176)
Adjusted Gross Profit	$597,320	$583,390
Gross Margin	63.8%	61.3%
Adjusted Gross Margin	68.7%	67.6%

Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (SMBs), franchises and agencies to grow and modernize their operations so they can compete and win in today's economy. Over 45,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Investor Contacts:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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